UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

HANCOCK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	0-13089 (Commission File Number)	64-0693170 (I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi (Address of principal executive offices)	39501 (Zip Code)

(228) 868-4000
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders.
The Company held its 2016 annual meeting of shareholders (the "Annual Meeting") on April 21, 2016 in Gulfport, Mississippi.  As of February 29, 2016, the record date for the Annual Meeting, the Company had 79,716,883 shares of common stock outstanding and entitled to vote.  Of that number, 65,602,952 shares were represented in person or by proxy at the Annual Meeting.  The Company's shareholders voted on the following three proposals at the Annual Meeting, casting their votes as described below.
Proposal 1:  Election of Directors
Each of the individuals listed below was elected at the Annual Meeting to serve a three-year term on the Company's Board of Directors expiring in 2019, as indicated below.
Nominees for a Three-Year Term	Votes For	Votes Withheld	Broker Non-Votes
James B. Estabrook, Jr.	54,129,445	4,227,357	7,246,149
Hardy B. Fowler	54,212,221	4,144,484	7,246,246
Randall W. Hanna	54,204,268	4,152,437	7,246,246
Sonya C. Little	56,086,969	2,268,736	7,247,246
Eric J. Nickelsen	54,212,272	4,144,433	7,246,246
Robert W. Roseberry	53,965,764	4,373,901	7,263,287

Proposal 2:  Advisory Vote on Compensation of Named Executive Officers
Proposal 2 was an advisory vote on compensation of named executive officers as disclosed in the proxy materials for the Annual Meeting.  This advisory vote was approved.
Votes For	Votes Against	Abstentions	Broker Non-Votes
52,857,026	3,979,265	2,263,808	6,502,852

Proposal 3:  Ratification of the Appointment of Auditors
Proposal 3 was a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2016.  This proposal was approved.
Votes For	Votes Against	Abstentions
65,257,328	293,068	52,555

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

April 21, 2016	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer

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